PATRIOT TRANSPORTATION HOLDING, INC./NEWS
                Contact: 	John D. Milton, Jr.
 		Chief Financial Officer             904/396-5733


PATRIOT TRANSPORTATION HOLDING, INC. ANNOUNCES RESULTS
FOR THE THIRD QUARTER AND FIRST NINE MONTHS OF FISCAL
YEAR 2012.

Jacksonville, Florida; August 1, 2012-Patriot Transportation Holding, Inc. (NASDAQ-PATR) reported net income of $2,684,000 or $.28 per diluted share in the third quarter of fiscal 2012, an increase of $305,000 or 12.8% compared to net income of $2,379,000 or $.25 per diluted share in the same period last year. Net income for the first nine months of fiscal 2012 was $6,451,000 or $.68 per diluted share, a decrease of $4,006,000 or 38.3% compared to net income of $10,457,000 or $1.11 per diluted share for the same period last year. Income from discontinued operations favorably impacted net income in fiscal 2011 due to an after tax gain of $4,926,000 or $.52 per diluted share from the exchange of property.

Third Quarter Operating Results. For the third quarter of fiscal 2012, consolidated revenues were $33,030,000, an increase of $1,083,000 or 3.4% over the same quarter last year.

Transportation segment revenues were $26,907,000 in the third quarter of 2012, an increase of $725,000 over the same quarter last year. Revenue miles in the current quarter were up .4% compared to the third quarter of fiscal 2011 due to business growth partially offset by a shorter average haul length. Revenue per mile increased 2.4% over the same quarter last year due to rate increases, a lower average haul length partially offset by lower fuel surcharges. Fuel surcharge revenue decreased $521,000 due to lower fuel costs and changes to certain customer rates to incorporate fuel surcharges into base rates. The average price paid per gallon of diesel fuel decreased by $.06 or 1.7% over the same quarter in fiscal 2011. There is a time lag between changes in fuel prices and surcharges and often fuel costs change more rapidly than the market indexes used to determine fuel surcharges. Excluding fuel surcharges, revenue per mile increased
5.6% over the same quarter last year.

Mining royalty land segment revenues for the third quarter of fiscal 2012 were $1,101,000, a decrease of $79,000 or 6.7% over the same quarter last year due to reduced tons mined on property owned by the Company partially offset by royalties on new mining property.

Developed property rentals segment revenues for the third quarter of fiscal 2012 were $5,022,000, an increase of $437,000 or 9.5% due to higher occupancy. Occupancy at June 30, 2012 was 87.0% as compared to 82.2% at June 30, 2011.

Consolidated operating profit was $4,891,000 in the third quarter of fiscal 2012, an increase of $450,000 or 10.1% compared to $4,441,000 in the same period last year. Operating profit in the transportation segment decreased $158,000 or 6.5% primarily due to increased health insurance and workers compensation claim costs along with higher vehicle repairs, increased tire prices, and cost of growth initiatives partially offset by increased gains on equipment sales and incremental profits on increased revenues. Operating profit in the mining royalty land segment decreased $52,000 or 6.1% due to reduced tons mined on property owned by the Company partially offset by reduced allocation of indirect management company costs to this segment.

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      200 W. Forsyth St., 7th Floor /  Jacksonville, Florida  32202 /
                                         (904) 396-5733

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Operating profit in the Developed property rentals segment increased
$587,000 or 44.5% due to higher occupancy, lower real estate taxes, maintenance costs and professional fees partially offset by higher allocation of indirect management company costs. Consolidated operating profit includes corporate expenses not allocated to any segment in the amount of $94,000 in the third quarter of fiscal 2012, a decrease of $73,000 compared to the same period last year.

The after tax income from discontinued operations for the third quarter of fiscal 2012 was $8,000 versus income of $20,000 for the same period last year. Diluted earnings per share on discontinued operations for the third quarter of fiscal 2012 and fiscal 2011 was $.00. The discontinued operations results are primarily due to SunBelt Transport risk reserve adjustments.

Nine Months Operating Results. For the first nine months of fiscal 2012, consolidated revenues were $94,715,000, an increase of $5,915,000 or 6.7% over the same period last year.

Transportation segment revenues were $77,197,000 in the first nine months of fiscal 2012, an increase of $4,988,000 over the same period last year. Revenue miles in the first nine months of fiscal 2012 were up 2.8% compared to the first nine months of fiscal 2011 due to business growth and a slightly longer average haul length. Revenue per mile increased 4.2% over the period last year due to rate increases and higher fuel surcharges. Fuel surcharge revenue increased $1,279,000 due to higher fuel costs partially offset by changes to certain customer rates to incorporate fuel surcharges into base rates. The average price paid per gallon of diesel fuel increased by $.26 or 7.7% over the same period in fiscal 2011. There is a time lag between changes in fuel prices and surcharges and often fuel costs change more rapidly than the market indexes used to determine fuel surcharges. Excluding fuel surcharges, revenue per mile increased 3.4% over the same quarter last year.

Mining royalty land segment revenues for the first nine months of fiscal 2012 were $3,103,000, a decrease of $90,000 or 2.8% over the same period last year, due to a shift in production at two locations reducing the share of mining on the property owned by the Company partially offset by new property royalties and higher timber sales.

Developed property rentals segment revenues for the first nine months of fiscal 2012 were $14,415,000, an increase of $1,017,000 or 7.6%
due to higher occupancy. Occupancy at June 30, 2012 was 87.0% as compared to 82.2% at June 30, 2011.

Consolidated operating profit was $11,549,000 in the first nine months of fiscal 2012, an increase of $736,000 or 6.8% compared to $10,813,000 in the same period last year. Operating profit in the transportation segment decreased $915,000 or 14.2% primarily due to increased workers compensation and health insurance claims along with an increase in fuel costs, higher vehicle repairs, increased tire prices and cost of growth initiatives partially offset by higher gains on equipment sales and incremental profits on increased revenues.
Operating profit in the mining royalty land segment increased $12,000 or .6% primarily due to reduced allocation of indirect management company costs to this segment. Operating profit in the Developed property rentals segment increased $1,309,000 or 37.6% due to higher occupancy and lower real estate taxes partially offset by increased maintenance costs and professional fees. Consolidated operating profit includes corporate expenses not allocated to any segment in the amount of $945,000 in the first nine months of fiscal 2012, a decrease of $330,000 compared to the same period last year which included an adjustment to the fair value of the corporate aircraft of $300,000.

The first nine months of fiscal 2012 includes a gain of $1,039,000 on the receipt of non-refundable deposits related to the termination of an agreement to sell the Company's Windlass Run Residential property.

                                         Continued

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The after tax income from discontinued operations for the first nine months of fiscal 2012 was $11,000 versus income of $5,125,000 for the same period last year. Diluted earnings per share on discontinued operations for the first nine months of fiscal 2012 was $.00 compared to $.55 in the first nine months of fiscal 2011. The first nine months of fiscal 2011 included a book gain on the exchange of property of $4,926,000 after tax or $.52 per diluted share.

Summary and Outlook. Transportation segment miles for this year were 2.8% higher than last year. The Company continues to succeed in adding drivers and customers and anticipates increasing segment miles during fiscal 2012.

In May 2012 the Company acquired approximately 1,200 acres near Orlando, Florida for a purchase price of $11 million. The Company simultaneously executed a long-term royalty lease under which it receives a minimum monthly royalty payment until the tenant receives the necessary permits and begins mining.

Developed property rentals occupancy has increased from 79.8% to 87.0% over last fiscal year end as the market for new tenants has improved and traffic for vacant space has increased. Occupancy at June 30, 2012 and 2011 included 104,226 square feet or 3.4% and 118,156 square feet or 3.9% respectively for temporary storage under a less than full market lease rate. The Company has resumed development of Patriot Business Park effective April 1,
2012 due to two recent developments. On February 15, 2012, the Company signed an agreement to sell 15.18 acres of land at the site for a purchase price of $4,774,577 which would result in a profit on the sale if completed. The Company also entered into a build to suit lease signed April 2 for a 117,600 square foot building which is currently under construction.

Conference Call.The Company will also host a conference call at 2:00 p.m. EDT on August 1, 2012.Analysts, stockholders and other interested parties may access the teleconference live by calling 1-800-933-4955 (pass code 94633) within the United States.
International callers may dial 1-334-323-7225 (pass code 94633).
Computer audio is available via the Internet through the Conference America, Inc. website at http://64.202.98.81/conferenceamerica or via the Company's website at http://www.patriottrans.com.If using the Company's website, click on the Investor Relations tab, then select Patriot Transportation Holding, Inc.Conference Stream, next select the appropriate link for the current conference.An audio replay will be available for sixty days following the conference call.
To listen to the audio replay, dial toll free 877-919-4059, international callers dial 334-323-7226.The passcode of the audio replay is 60280750.Replay options: "1" begins playback, "4" rewind 30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording.There may be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements.
These include general economic conditions; competitive factors; political, economic, regulatory and climatic conditions; driver availability and cost; the impact of future regulations regarding the transportation industry; freight demand for petroleum product and levels of construction activity in the Company's markets; fuel costs; risk insurance markets; demand for flexible warehouse/office facilities; ability to obtain zoning and entitlements necessary for property development; interest rates; levels of mining activity; pricing; energy costs and technological changes. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission.

Patriot Transportation Holding, Inc. is engaged in the transportation and real estate businesses. The Company's transportation business is conducted through Florida Rock & Tank Lines, Inc. which is a Southeastern transportation company concentrating in the hauling by motor carrier of liquid and dry bulk commodities. The Company's real estate group, comprised of FRP Development Corp. and Florida Rock Properties, Inc., acquires, constructs, leases, operates and manages land and buildings to generate both current cash flows and long-term capital appreciation. The real estate group also owns real estate which is leased under mining royalty agreements or held for investment.

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                  PATRIOT TRANSPORTATION HOLDING, INC.
           Smmary of Consolidated Revenues and Earnings (unaudited)
                          (In thousands except per share amounts)



                                           Three Months

           Nine Months


                                                Ended

                       Ended


                                               June 30

                     June 30


2012
       2011

2012
        2011







Revenues
$33,030
31,947

     94,715
     88,800

Operating profit
$4,891
     4,441

11,549
     10,813

Income before taxes            $4,344      3,708     10,456       8,535
Income from continuing
   operations                        $2,676     2,359        6,440       5,332
Income from discontinued
operations                          8            20             11      5,125

Net income
                       $2,684
2,379

  6,451
    10,457

Comprehensive Income
     $2,684
 2,379

         6,451
    10,457

Earnings per common share:
  Income from continuing operations


                       Basic
            $0.29
0.25

0.69
0.57

                       Diluted         $0.28        0.25          0.68      0.56
  Income from discontinued operations
                       Basic            $0.00        0.01          0.00     0.56
                      Diluted          $0.00        0.00           0.00     0.55
  Net income
                       Basic            $0.29       0.26            0.69    1.13
                       Diluted         $0.28       0.25            0.68     1.11



Weighted average common shares outstanding:






                       Basic
9,382
9,291          9,341   9,279

                       Diluted
9,482
9,443

9,458
 9,453


                   PATRIOT TRANSPORTATION HOLDING, INC.

Condensed Balance Sheets (unaudited)

(Amounts in thousands)

                                                           June 30

September 30



                                                             2012

               2011







Cash and cash equivalents                  $  11,838      $      21,026

Accounts receivable, net                          9,345                6,702
Federal and state income taxes receivable       -                      93
Assets of discontinued operations                101                   114

Other current assets

4,288

6,759

Property, plant and equipment, net

223,085

208,988

Investment in Brooksville Joint Venture     7,523                7,412

Other non-current assets                        16,172
15,296


             Total Assets                       $   272,352      $    266,390
                                                       =========   ==========






Current liabilities                             $     19,357      $      18,198
Liabilities of discontinued operations             20                      34

Long-term debt (excluding current
       maturities)                                    58,474              62,370

Deferred income taxes
17,939

16,919

Other non-current liabilities

4,060                4,422

Shareholders' equity

172,502            164,447



     Total Liabilities and Shareholders'
               Equity                             $  272,352        $   266,390
                                                      =========    =========


                                                Continued


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                    PATRIOT TRANSPORTATION HOLDING, INC.
                                   Business Segments (unaudited)
                                        (Amounts in thousands)

The Company has identified three business segments, Transportation, Mining royalty land and Developed property rentals, each of which is managed separately along product lines. All of the Company's operations are located in the Southeastern and Mid-Atlantic states. Operating results for the Company's business segments are as follows:


                                Three Months Ended

    Nine Months Ended


                                           June 30

                       June 30

                                 2012
              2011
     2012
2011








Transportation
   revenues             $26,907          26,182      77,197      72,209
Mining royalty land
   revenues                1,101             1,180        3,103        3,193

Developed property rentals
    revenues               5,022
4,585

14,415      13,398









Total Revenues
$33,030           31,947      94,715      88,800
                            ======          =====      =====      =====














Transportation operating
     profit               $  2,286             2,444        5,519        6,434
Mining royalty land operating
     profit                     794                846        2,180       2,168

Developed property rentals
   operating profit
1,905             1,318        4,795        3,486

Unallocated corporate
   expenses                   (94)             (167)         (945)      (1,275)









Total Operating
   Profit
$4,891            4,441       11,549      10,813

                            ======          =====       =====     =====


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